Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

100 5th Avenue

Waltham, MA 02451

P:(617) 977-5700

January 8, 2025

VIA EMAIL DELIVERY

Adam Townsend [**]

Dear Adam:

As discussed, your employment with Apellis Pharmaceuticals, Inc. (the "Company") will end effective February 21, 2025 (the "Separation Date"). You will be eligible to receive the severance benefits as described below if you sign and return this letter agreement to me no later than January 31, 2025, and do not revoke your agreement (as described in paragraph 14 below). By signing and returning this letter agreement and not revoking your acceptance, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 2. Therefore, you are advised to consult with an attorney before signing this letter agreement.

For the avoidance of doubt, the following details will occur in connection with your separation from the Company, regardless of your execution of this letter agreement:

•
You will receive payment on the Separation Date for your final wages, including your 2024 Bonus (if the bonus remains unpaid as of the Separation Date).
•
If applicable, your participation in Employer-Sponsored Group Life Insurance and Long- Term Disability Insurance will cease as of the Separation Date.
•
Deductions for the 40l(k) Plan will end with your last regular paycheck (i.e., the paycheck you receive on the Separation Date).
•
Upon your Separation Date, vesting of your Stock Options and Restricted Stock Units will discontinue and you will forfeit any unvested Stock Options and Restricted Stock Units.

1.
Separation Benefits. If you elect to timely sign and return this letter agreement and do not revoke your acceptance within the Revocation Period (as defined in paragraph 14), the following terms and conditions will also apply:

a.
The Company will pay you severance in an aggregate amount equivalent to nine (9) months of your base salary in effect on the Separation Date, less all applicable taxes and withholdings (the “severance pay”). This severance pay will be paid to you in one lump sum on the next regular payroll day occurring after the Revocation Period.

b.
If you are currently participating in the Company's group health insurance plans, your participation as an employee will end on the last day of the month of your Separation Date. Thereafter, to the extent provided by COBRA, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits. As part of this letter agreement and affirmation, if you elect continued coverage under COBRA, the Company will pay the employer portion necessary to continue your coverage (including coverage for eligible dependents, if applicable) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) nine (9) months after the Separation Date; or (ii) the date you and your eligible dependents, if applicable, become eligible for group health insurance coverage through a new employer. If you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company. You will be responsible for the employee portion of such coverage during the COBRA Premium Period.

c.
The Company will pay you the sum of $[**] representing reimbursement for your legal fees in connection with the negotiation and execution of this letter agreement. This amount will be included on a Form 1099.

You will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company following the Separation Date other than as set forth in this paragraph (the benefits provided in this paragraph hereafter referred to as the “Severance Benefits”).

2.
Release of Claims. In consideration of the Severance Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act (“WARN”), the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as

amended; all claims arising under applicable state and local statutes, rules, and regulations; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any other claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not (i) prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding); (ii) release any of your existing rights to indemnification, defense or hold harmless, whether at law, pursuant to any agreement with the Company, any governing document of the Company or an affiliate, or any group benefit plan in which you are a participant, administrator or fiduciary; (iii) release any rights to vested benefits or equity in the Company; or (iv) release any claims to enforce this letter agreement or claims that cannot be released as a matter of law.

Without limiting the foregoing paragraphs, this letter agreement specifically releases and waives any claims of age discrimination, known or unknown, that you may have against the Company as of the date you sign this letter agreement. This letter agreement specifically includes a waiver of rights and claims under the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers Benefit Protection Act. You acknowledge that as of the date you sign this letter agreement, you may have certain rights or claims under the Age Discrimination in Employment Act, 29 U.S.C. § 626, and you voluntarily relinquish any such rights or claims by signing this letter agreement.

3.
Representation of No Pending Action and Covenant Not to Sue. As a condition of receiving the Severance Benefits, you represent and warrant that you have not initiated any claim, lawsuit, or other action against any of the Released Parties (and that you have not transferred or assigned that right to any other person or entity). You further agree never to sue any of the Released Parties or cause any of the Released Parties to be sued on your behalf regarding any matter within the scope of the release in paragraph 2 above. If you sue any of the Released Parties regarding any claim released in paragraph 2 above, and the Released Party(ies) prevail(s), you shall continue to be bound by the release obligations of this letter agreement and shall pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, unless paying such costs and expenses is prohibited by law.

4.
Mutual Non-Disparagement. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company's business affairs, business prospects, or financial condition.

The Company agrees that its Board and members of the executive team will not, in public or private, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, make any false, disparaging, derogatory or defamatory statements, online or otherwise, to any person or entity, about you.

5.
Return of Company Property. You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, flash drives and storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those that you developed or helped to develop during your employment, and you have not retained any copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

6.
Business Expenses and Final Compensation. You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, and accrued, unused vacation time, and that no other compensation is owed to you except as provided herein.

7.
Confidentiality. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.

8.
Scope of Disclosure Restrictions. Nothing in this letter agreement or elsewhere prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: "An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order."

9.
Post-Employment Restrictive Covenants. You remain subject to any continuing non- disclosure and non-solicitation obligations to the Company as set forth in any written agreement between you and the Company. For the avoidance of doubt, the Company will not seek to enforce, and hereby waives, unconditionally and forever, any post-employment non-competition provision to which you are currently bound.

10.
Cooperation. You agree that, to the extent permitted by law, you shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company's counsel, at reasonable times and locations mutually-agreed upon by you and the Company, to investigate or prepare the Company's claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company; provided, that such cooperation shall not unreasonably interfere with your professional or other obligations. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

11.
Amendment and Waiver. This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by you or the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

12.
Validity. Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

13.
Nature of Agreement. You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

14.
Acknowledgments. You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement, and that the Company is hereby advising you in writing to consult with an attorney of your own choosing prior to signing this letter agreement. You further understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement (the “Revocation Period”) by notifying me in writing, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period (the “Effective Date”). Finally, you understand and agree that by entering into this letter agreement, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (the “Act”), that you are not waiving any rights or claims that may arise after the date this Agreement is executed, and that through the Severance Benefits you are receiving consideration beyond that to which you were previously entitled.

15.
Voluntary Assent. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

16.
Applicable Law. This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

17.
Entire Agreement. This letter agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith.

18.
Tax Acknowledgement. In connection with the severance benefits provided to you pursuant to this letter agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the severance benefits set forth in paragraph 1 of this letter agreement.

If you have any questions about the matters covered in this letter agreement, please call me.

Best,

/s/ Karen Lewis

Karen Lewis

Chief People Officer

EMPLOYEE ACKNOWLEDGEMENT AND AGREEMENT

By signing my name below, I hereby acknowledge that I have received a copy of this letter agreement, understand its terms, enter into it knowingly and voluntarily, and agree to be legally bound by it.

/s/ Adam Townsend

1/10/2025

Date:

WAIVER OF 21-DAY PERIOD

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this letter agreement, and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

/s/ Adam Townsend

1/10/2025

Adam Townsend Date

To be returned in a timely manner as set forth on the first page of this letter agreement.